Exhibit 99.2

SKYLAR BODY, INC.

CONDENSED FINANCIAL STATEMENTS AS OF SEPTEMBER 30 2022 AND 2021

F-1

SKYLAR BODY, INC.

CONDENSED BALANCE SHEETS

(unaudited)

	September 30,	December 31,
	2022	2021

ASSETS

Current Assets:
Cash and cash equivalents	$963,124	$1,683,489
Accounts receivable, net	546,466	429,494
Prepaid expenses and other assets	528,031	365,476
Inventory	2,276,405	962,923
Total Current Assets	$4,314,026	$3,441,382

Property and equipment, net	29,316	28,919
Intangibles, net	95,416	31,667
Total Assets	$4,438,758	$3,501,968

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accounts payable	$1,517,822	$951,061
Accrued liabilities	2,106,177	1,588,539
Total Current Liabilities	$3,623,999	$2,539,600

Notes payable	7,865,000	5,865,000
Total Liabilities	$11,488,999	$8,404,600

Commitments and Contingencies

Stockholders’ Deficit:
Preferred A, $.0001 par value; 8,221,919 shares authorized; 8,222,919 shares issued and outstanding, at September 30, 2022 and December 31 2021, respectively	822	822
Preferred Series 1, $.0001 par value; 8,487,519 shares authorized; 8,847,519 shares issued and outstanding, at September 30, 2022 and December 31 2021, respectively	849	849
Preferred Series 2, $.0001 par value; 2,242,014 shares authorized; 2,242,014 shares issued and outstanding, at September 30, 2022 and December 31 2021	224	224
Common Stock, $.0001 par value; 40,947,757 shares authorized; 15,960,163 and 16,179,874 shares issued and outstanding, at September 30, 2022 and December 31 2021, respectively	1,596	1,618
Additional paid in capital	14,582,205	13,756,245
Accumulated deficit	(21,635,937)	(18,662,390)
Stockholders’ Deficit	$(7,050,241)	$(4,902,632)

Total Liabilities and Stockholders’ Deficit	$4,438,758	$3,501,968

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-2

SKYLAR BODY, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Nine Months Ended
	9/30/2022	9/30/2021

Revenue	$7,775,695	$5,826,641

Cost of goods sold	1,970,365	1,681,670

Gross profit	$5,805,330	$4,144,971

Operating Expenses:
Selling, general and administrative	$3,825,708	$2,776,126
Marketing and advertising	2,851,401	1,995,395
Compensation expense	1,695,422	2,092,505
Research and development	121,899	116,988
Total Operating Expenses	8,494,430	6,981,014

Loss from operations	(2,689,100)	(2,836,043)

Other Income (Expense):
Interest (income) expense	288,653	506,723
Other expense	(4,206)	(17,901)
Total Other (Income) Expense, net	284,447	488,822

Loss before provisions for income taxes	$(2,973,547)	$(3,324,865)
Provision for income taxes	-	-

Net Loss	$(2,973,547)	$(3,324,865)

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-3

SKYLAR BODY, INC.

CONDENSED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021

(Unaudited)

	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Stockholders’ Equity (Deficit)
Balance at December 31, 2020	18,951,452	1,895	10,819,875	1,082	12,707,388	(13,346,372)	(636,007)

Stock based compensation	-	-	-	-	428,718	-	428,718

RSUs vesting	-	-	4,000,000	400	353,927	-	354,327

Option exercise	-	-	20,000	2	3,998	-	4,000
						-
Net loss	-	-	-	-	-	(3,324,865)	(3,324,865)

Balance at September 31, 2021	18,951,452	1,895	14,839,875	1,484	13,494,031	(16,671,237)	(3,173,827)

Balance at December 31, 2021	18,951,452	1,895	16,179,874	1,618	13,756,245	(18,662,390)	(4,902,632)

Stock based compensation	-	-	-	-	822,152	-	822,152

Option exercise	-	-	219,272	22	38,883	-	38,905

Treasury stock repurchase	-	-	(438,983)	(44)	(35,075)	-	(35,119)

Net loss	-	-	-	-	-	(2,973,547)	(2,973,547)

Balance at September 31, 2022	18,951,452	$1,895	15,960,163	$1,596	$14,582,205	$(21,635,937)	$(7,050,241)

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-4

SKYLAR BODY, INC.

CONDENSED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended
	9/30/2022	9/30/2021
Cash Flows Used In Operating Activities:
Net loss	$(2,973,547)	$(3,324,865)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	822,152	783,045
Depreciation	9,861	8,520
Amortization	3,751	3,750
Changes in operating assets and liabilities:
Accounts Receivable	(116,972)	(1,088,569)
Prepaid Expenses and Other Assets	(162,555)	(461,936)
Inventory	(1,313,482)	(737,660)
Accounts Payable	566,761	543,388
Accrued liabilities	517,638	624,540

Net Cash Used In Operating Activities	(2,646,393)	(3,649,787)

Cash Flows From Investing Activities:
Purchase of Property and Equipment	(10,258)	(5,741)
Purchase of Intangible Assets	(67,500)

Net Cash Used In Investing Activities	(77,758)	(5,741)

Cash Flows From Financing Activities:
Proceeds from exercise of stock options	38,905	4,000
Line of credit advances	2,000,000	-
Treasury stock repurchase	(35,119)	-

Net Cash Provided By Financing Activities	1,964,881	4,000

Net Decrease In Cash	(720,365)	(3,651,528)

Cash – Beginning of Period	$1,683,489	$5,465,729

Cash – End of Period	$963,124	$1,814,201

Supplemental Cash Flow Information:
Cash paid for:
Interest paid	$61,774	$-
Income Taxes	$800	$800

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-5

SKYLAR BODY, INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Skylar Body, Inc. (“Skylar” or the “Company”) was incorporated in the State of Delaware on November 2, 2017. Skylar is a maker of fragrances that are hypoallergenic and safe for sensitive skin. The Company has built a clean, beautiful, premium incredibly well-scented and recyclable fragrance brands for consumers. Skylar headquarters are in Los Angeles, California.

On December 29, 2022, Starco Brands, Inc. (“STCB”), through its wholly-owned subsidiary Starco Merger Sub II. Inc. (“First Merger Sub”), completed its acquisition (the “Skylar Acquisition”) of Skylar Body, Inc. (“Skylar Inc.”). The Skylar Acquisition consisted of First Merger Sub merging with and into Skylar Inc. (“First Merger”) with Skylar being the surviving corporation, and immediately following the First Merger, and as part of the same overall transaction as the First Merger, Skylar Inc. merged with and into Second Merger Sub (the “Second Merger”) with the Second Merger Sub being the surviving entity Skylar Body, LLC (“Skylar”). Skylar is a wholly-owned subsidiary of STCB.

Throughout this report, the terms “our,” “we,” “us,” and the “Company” refer to Skylar.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND RECENT ACCOUNTING PRONOUNCEMENTS

Basis of presentation

In the opinion of management, all adjustments necessary for the fair presentation of the condensed financial statements have been included. Such adjustments are of a normal, recurring nature. The condensed financial statements, and the accompanying notes, are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and do not contain certain information included in the Company’s audited financial statements for the year ended December 31, 2021. Therefore, the interim condensed consolidated financial statements should be read in conjunction with that Annual Report on Form 10-K.

Use of estimates

The preparation of the condensed financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the fair value of stock based compensation and allowance for receivables. Actual results could differ from those estimates.

Concentrations of Credit Risk and Significant Risks and Uncertainties

The COVID-19 pandemic and government steps to reduce the spread and address the impact of COVID-19 have impacted and may continue to impact our consumers’ ability to purchase and our ability to manufacture and distribute our products. While we believe that, in the long-term, consumer demand for the products in our categories will continue to be strong, uncertainties continue surrounding the timing and duration of the pandemic and the recovery from it. We expect the ongoing economic impact, health concerns associated with COVID-19 and supply chain disruptions to continue to impact consumer behavior, shopping patterns and consumption preferences during 2023. Although the COVID-19 global pandemic did not have a material impact on the Company’s performance in during the nine months ended September 30, 2022 and 2021, the Company cannot estimate its future impact.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. Cash and cash equivalents held at financial institutions may at times exceed insured amounts. The Company believes it mitigates such risk by investing in or through, as well as maintaining cash balances, with major financial institutions. The Company had $963,124 and $1,683,489 cash equivalents as of September 30, 2022 and December 31, 2021, respectively.

Accounts Receivable

Revenues that have been recognized but payment has not been received are recorded as accounts receivable. Losses on receivables will be recognized when it is more likely than not that a receivable will not be collected. An allowance for estimated uncollectible amounts will be recognized to reduce the amount of receivables to its net realizable value. The allowance for uncollectible amounts is evaluated quarterly. The Company recorded allowances related to uncollectable amounts of $94,606 and $57,104 at September 30, 2022 and December 31, 2021, respectively.

F-6

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP) and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amount of the Company’s consolidated financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments.

Revenue recognition

Skylar earns its revenues through the sale of fragrances. Revenue from retail sales is recognized at shipment to the retailer. Revenue from eCommerce sales, including Amazon Fulfilment by Amazon, is recognized upon shipment of merchandise and is measured based on the amount of consideration that we expect to receive, reduced by estimates for return allowances and promotional discounts. The Company estimates the amount of variable consideration to which it will be entitled and has concluded that variable consideration is not material regarding returns, allowances and estimates.

The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

Stock-based Compensation

The Company accounts for stock-based compensation per the provisions of ASC 718, Share-based Compensation (“ASC 718”), which requires the use of the fair-value based method to determine compensation for all arrangements under which employees and others receive shares of stock or equity instruments (options and restricted stock units). The fair value of each option is estimated on the date of grant using the third-party valuation that uses a Black-Scholes model that makes assumptions for expected volatility, expected dividends, expected term, and the risk-free interest rate. The Company has not paid dividends historically and does not expect to pay them in the future. Expected volatilities are based on the volatility of comparable companies’ common stock. The expected term of awards granted is derived using estimates based on the specific terms of each award. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for the period of the expected term. The grant date fair value of a restricted stock unit equals the estimated fair value of our common stock on the day of the grant date.

Preferred stock

In December 2017, the Company created new series of preferred stock entitled Preferred A stock, Preferred Series 1 stock and Preferred Series 2 stock. As of December 31, 2021 there were an aggregate 18,951,452 preferred shares authorize. The preferred shares have equal rights to liquidation preference before the shares of common stock.

The Company shall not declare, pay or set aside any dividends to preferred shareholders. If the Company declares a common stock dividend to common stockholders, preferred stockholders will have priority to receive a dividend in the amount at least equal to the amount of the dividend on shares of common stock. In the event of a liquidation event, Preferred A, Preferred Series 1 and Preferred Series 2 shares have first right, followed by common stock. At all times, each share of Preferred Stock shall be convertible, at the option of the holder, into an equal number of fully paid and non-assessable shares of common stock.

F-7

The Company considered relevant guidance when accounting for the issuance of preferred stock and determined that the shares of preferred stock meet the criteria for equity classification.

Intangible Assets

The Company assesses potential impairment of its long-lived assets whenever events or changes in circumstances indicate that an asset or asset group’s carrying value may not be recoverable. Factors that are considered important that could trigger an impairment review include a current period operating or cash flow loss combined with a history of operating or cash flow losses and a projection or forecast that demonstrates continuing losses or insufficient income associated with the use of a long-lived asset or asset group. Other factors include a significant change in the manner of the use of the asset or a significant negative industry or economic trend. This evaluation is performed based on estimated undiscounted future cash flows from operating activities compared with the carrying value of the related assets. If the undiscounted future cash flows are less than the carrying value, an impairment loss is recognized, measured by the difference between the carrying value, and the estimated fair value of the assets, with such estimated fair values determined using the best information available and in accordance with FASB ASC Topic 820, Fair Value Measurements. There were no charges related to impairment during all periods presented.

Property and Equipment

Property and equipment is recorded at cost. Depreciation is computed using straight-line over the estimated useful lives of the related assets. Expenditures that enhance the useful lives of the assets are capitalized and depreciated. Maintenance and repairs are expensed as incurred. When properties are retired or otherwise disposed of, related costs and related accumulated depreciation are removed from the accounts. Depreciation expense was $9,861 and $8,520 for the nine months ended September 30, 2022 and 2021, respectively.

Inventory

Inventory consists of premium fragrances. Inventory is measured using the first-in, first-out method and stated at average cost as of September 30, 2022 and December 31, 2021. The value of inventories is reduced for excess and obsolete inventories. The Company monitors inventory to identify events that would require impairment due to obsolete inventory and adjust the value of inventory when required. We recorded no inventory impairment losses for the nine months ended September 30, 2022 and 2021.

Research and Development

Research and development activities are directed toward the development of new products and processes as well as improvements in existing products and processes. These costs, which primarily include salaries, contract services and supplies, are expensed as incurred. The Company expensed $121,889 and $ 116,988 for research and development costs for the nine months ended September 30, 2022 and 2021, respectively.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company utilizes ASC 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. The Company accounts for income taxes using the asset and liability method to compute the differences between the tax basis of assets and liabilities and the related financial amounts, using currently enacted tax rates. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

For uncertain tax positions that meet a “more likely than not” threshold, the Company recognizes the benefit of uncertain tax positions in the consolidated financial statements. The Company’s practice is to recognize interest and penalties, if any, related to uncertain tax positions in income tax expense in the consolidated statements of operations.

The Company has incurred losses during all periods being presented. As such, the Company has not provided for federal income taxes during the periods presented. Additionally, the company has recorded a valuation allowance in the full amount of any potential deferred tax asset since realization of any future tax benefits has been determined by our management to be less likely than not. Moreover, there are no deferred income taxes related to state and local level income taxes at September 30, 2022 and September 30, 2021.

F-8

Recent accounting pronouncements

Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which will supersede the existing lease guidance. The core principle of the guidance is that an entity should recognize the rights and obligations that arise from leases as assets and liabilities on the statement of financial position including leases that are classified as operating leases under existing GAAP. Further, the guidance requires additional disclosures, both qualitative and quantitative, to supplement the amounts recorded in the financial statements so that users can better understand the nature of the entity’s leasing activities. For all non-public entities, this guidance is effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2021. Early adoption is permitted. The Company adopted this standard on January 1, 2022 using a modified retrospective approach, the adoption did not have a material effect on the Company.

Issued

In June 2022, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2022-03, Fair Value Measurement (Topic 820) (“ASU 2022-03”). The amendments in ASU 2022-03 clarify that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. The amendments also clarify that an entity cannot, as a separate unit of account, recognize and measure a contractual sale restriction. The amendments in this Update also require additional disclosures for equity securities subject to contractual sale restrictions. The provisions in this Update are effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company does not expect to early adopt this ASU. The Company is currently evaluating the impact of adopting this guidance on the consolidated balance sheets, results of operations and financial condition.

The Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The accompanying condensed financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of $21.6 million at September 30, 2022 including the impact of its net loss of $3.0 million for the nine months ended September 30, 2022. Net cash used in operating activities was $2.6 million for the nine months ended September 30, 2022. The Company’s ability to continue with this trend is unknown. The Company’s ability to raise additional capital through the future issuances of common stock and/or debt financing is unknown. The obtainment of additional financing and the successful development of the Company’s contemplated plan of operations, to the attainment of profitable operations are necessary for the Company to continue operations. These conditions and the ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The condensed financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties. In consideration of the going concern, on December 29, 2022, the Company and its equity holders entered into a merger agreement with Starco Brands, Inc., a Nevada corporation, and certain of STCB’s subsidiaries (the Skylar Acquisition). As a result of the transaction, the Company became a wholly-owned subsidiary of Starco.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment, net consist of the following:

September 30, 2022
Computer equipment	$67,939
Furniture and fixtures	2,160
Property and equipment, gross	70,099
Less: Accumulated depreciation	(40,783)
Property and equipment, net	$29,316

December 31, 2021
Computer equipment	$57,681
Furniture and fixtures	2,160
Property and equipment, gross	59,841
Less: Accumulated depreciation	(30,922)
Property and equipment, net	$28,919

Depreciation expense for the nine months ended September 30, 2022 and 2021 was $9,861 and $8,520, respectively.

F-9

NOTE 5 – INVENTORY

Inventories by major class are as follows:

	September 30, 2022	December 31, 2021
Raw materials	$1,481,940	$504,350
Finished goods	794,463	458,573
Total inventory	$2,276,403	$962,923

NOTE 6 – INTANGIBLE ASSETS

Intangible assets, net consist of the following:

	September 30, 2022
	Gross
	Carrying	Accumulated
	Amount	Amortization	Net
Domain name	$50,000	$22,084	$27,916
Formulas	$67,500	$-	$67,500
Total intangible assets	$117,500	$22,084	$95,416

	December 31, 2021
	Gross
	Carrying	Accumulated
	Amount	Amortization	Net
Domain name	$50,000	$18,333	$31,667
Total intangible assets	$50,000	$18,333	$31,667

Amortization expense for the nine months ended September 30, 2022 and 2021 was $3,751 and $3,750, respectively.

As of September 30, 2022, future expected amortization expense of Intangible assets is as follows:

Fiscal Period:
Remainder of 2022	$1,249
2023	5,000
2024	5,000
2025	5,000
2026	5,000
Thereafter	6,667
Total amortization remaining	$27,916

NOTE 7 – DEBT

Convertible Notes

On April 24, 2020 the Company issued $5,865,000 of Convertible Notes to various parties. The Convertible Notes hold an interest rate of 6% with all interest accrued being deferred until the payout date, where it will be added to the principal amount. The Convertible Notes mature 18 months from the date of issuance. The Convertible Notes contain a provision where they will receive a discounted conversion equaling 80% of the next equity price per share, with the discount reaching 75% of the next equity price per share if the total consideration received is less than $8,000,000.

On August 20, 2020 the Company entered into the Convertible Notes First Amendment, whereby, the discounted conversion price is equal to 80% of the next equity price per share, regardless of the total consideration received.

On November 10, 2021 the Company entered into the Convertible Notes Second Amendment, whereby, the maturity date of the Convertible Notes was extended to February 10, 2022, including a clause whereby the convertible notes maturity date would be extended until a transfer of control occurs, which occurred on December 29, 2022, the date of the Skylar Acquisition.

As of September 30, 2022 and December 31, 2021, the convertible notes had accrued interest in the amount of 897,155 and 608,411, respectively. Accrued interest is included in accrued liabilities on the balance sheet.

On December 29, 2022, as part of the Skylar Acquisition by Starco Brands, Inc. (see Note 13), the Company converted all $5,865,000 of convertible notes and $1,007,149 of accrued interest into the Company’s equity.

During the nine months ended September 30, 2022 and 2021 the Company incurred interest expense in the amount of $350,518 and $272,340 on the convertible notes.

F-10

Revolving Line of Credit

On November 30, 2021 the Company entered into a $2,000,000 Revolving Line of Credit Loan and Security Agreement (“Line of Credit”) with Silicon Valley Bank. Interest is due monthly and accrues at a floating rate per annum equal to the greater of (i) 3.75%, or (ii) the prime Wall Street Journal plus the prime rate margin of 0.50%, with a default interest rate of 5%. The Line of Credit matures one year from the effective date. The Line of Credit was not funded until February 2022. In addition to issuing the Line of Credit, Silicon Valley Bank was issued 19,520 warrants to purchase Skylar’s common stock at an exercise price of $0.20 per share as part of the transaction The warrants are accounted for as equity and expensed over the expected life of the warrants.

On May 12, 2022 the Company and Silicon Valley Bank, entered into a Default Waiver and First Amendment to the Line of Credit Agreement (“Line of Credit First Amendment”) as the Company did not meet certain revenue covenants within the Line of Credit agreement. In the Line of Credit First Amendment, Silicon Valley Bank waived its default rights and remedies against the Company and implemented new cash covenants to replace the revenue covenants.

On November 10, 2022, the Company and Silicon Valley Bank, entered into a Forbearance Agreement due to the Company going into default on the Line of Credit First Amendment, due to the Company not being able to meet certain cash covenants, namely maintaining unrestricted and unencumbered cash and cash equivalents with Silicon Valley Bank of at least $1,500,000. Silicon Valley Bank agreed to forbear from exercising its default rights until the earliest occurs (i) another event of default occurs, (ii) November 29, 2022, or (iii) noncompliance with forbearance terms.

On November 28, 2022, the Company and Silicon Valley Bank, entered into a Loan Forbearance and Second Amendment to the Line of Credit Agreement (“Line of Credit Second Amendment”), whereby, the maturity date was extended to January 13, 2023. Additionally, the forbearance terms were amended and Silicon Valley Bank agreed to forbear from exercising its default rights until the earliest occurs (i) another event of default occurs, (ii) January 13, 2023, or (iii) noncompliance with forbearance terms.

On December 16, 2022, the Company and Silicon Valley Bank, entered into a Third Amendment to the Line of Credit Agreement, whereby, the forbearance terms outlined in the Line of Credit Second Amendment were replaced with a $15,000 forbearance fee.

On December 29, 2022, as part of the Skylar Acquisition by Starco Brands, Inc. (see Note 13), the Company paid off the entire $2,000,000 principal and $12,071 of accrued interest on the Line of Credit.

During the year nine months ended September 30, 2022 and September 30, 2021 the Company incurred interest expense of $61,774 and $0 on the Line of Credit.

NOTE 8 – STOCK OPTIONS

The Company enters into agreements with employees and consultants for services to be performed. As consideration for the services to be performed, the Company grants employees stock options to purchase common stock. The stock options have one to four year vesting terms depending on the agreement. The stock options are valued using 409A valuations.

	Shares available to purchase with options	Weighted Average Exercise Price	Grant Date Fair Value
Outstanding, December 31, 2020	1,703,746	$0.19	$340,749
Issued	118,552	0.20	23,710
Exercised	(26,666)	0.20	5,333
Forfeited	(28,334)	0.20	5,667
Expired		-	-
Outstanding, September 30, 2021	1,703,746	$0.19	$340,749

Outstanding, December 31, 2021	1,767,298	$0.20	$353,460
Issued	1,599,664	0.20	319,933
Exercised	-	-	-
Forfeited	-	-	-
Expired		-	-
Outstanding, September 30, 2022	3,366,962	$0.20	$673,392

Exercisable, September 30, 2022	2,138,119	$0.20	$427,624

The compensation expense attributed to the issuance of the stock warrants is recognized as they are vested.

Total compensation expense related to the stock options was $415,775 and $87,981 for the nine months ended September 30, 2022 and 2021, respectively, and is recorded as part of compensation expense.

The aggregate intrinsic value is $353,460 for total outstanding and exercisable options, which was based on our estimated fair value of the common stock of $0.20 as of September 30, 2022, which is the aggregate fair value of the common stock that would have been received by the option holders had all option holders exercised their options as of that date, net of the aggregate exercise price.

F-11

NOTE 9 – STOCKHOLDER’S EQUITY

As of September 30, 2022 and 2021, the Company has 16 common stock stockholders who hold 15,960,162 and 14,839,874 shares of common stock, respectively.

As of September 30, 2022 and 2021, the Company has 10 Preferred A stockholders who hold 8,221,919 shares of Series A Preferred.

As of September 30, 2022 and 2021, the Company has 1 Preferred Series 1 stockholder who holds 8,487,519 shares of Preferred Series 2

In the nine months ended September 30, 2022, the Company repurchased an aggregate of 438,983 shares of Common Stock at an average price of $0.13 per share.

As of September 30, 2022 and 2021, the Company has 15 Preferred Series 2 stockholders who hold 2,242,014 shares of Preferred Series 2

During the six months ended June 30, 2022 and 2021, the Company did not pay any dividends or distribute any capital to stockholders.

NOTE 10 – RELATED PARTY TRANSACTIONS

For the nine months ended September 30, 2022 and 2021, the Company did not participate in any related party transactions with any director, officer, affiliate of the Company, any owner of record or beneficial ownership of more than 5% of any class of its voting securities.

NOTE 11 – COMMITMENTS & CONTINGENCIES

Legal

There are no material pending legal proceedings in which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of its voting securities, or security holder is a party adverse to us or has a material interest adverse to the Company.

NOTE 12 – SUBSEQUENT EVENTS

On December 29, 2022, the Company and its equity holders entered into a merger agreement with Starco Brands, Inc., a Nevada corporation, and certain of STCB’s subsidiaries (the Skylar Acquisition). As a result of the transaction, the Company became a wholly-owned subsidiary of STCB.

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